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                                                <Exhibit 10.1>
Nordstrom, Inc.

Notice of Award of Performance Share Units



First Name, Last Name


Employee No:
Award No:



On February 25, 2002, Nordstrom, Inc. awarded you _________
Performance Share Units (PSUs).

Your PSUs are earned based on the Nordstrom Total Shareholder Return (TSR) relative to the performance of our retail comparator group over the three-year period ending on January 31, 2005. If the Nordstrom TSR percentile rank within our retail comparator group reflects those shown below, your PSUs will be earned accordingly:


TSR Percentile                 Vesting Percentage
--------------                 ------------------
      >85th                           125%
      >75th                           100%
      >65th                            85%
      >50th                            75%
      <=50th                            0%




TSR results are provided to you via email on a quarterly basis during the fiscal year. The TSR communication shows you how Nordstrom stock is performing in relation to our retail comparator group for each PSU grant, and the progress that has been made toward earning your PSUs.


Please keep this Notice for your records. You are not required to return this or any other document to Nordstrom, Inc. in connection with your grant.

If you have any questions about your grant, please call the Executive Benefits Department at (206) 303-5855 or tie line 8-805-5855.